UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2010
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-49992 (Commission File Number)	82-0543156 (I.R.S. Employer Identification Number)

4211 South 102nd Street Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment to the Long-Term Incentive Plan
On February 24, 2010, the H.R. and Compensation Committee (the “Committee”) of the Board of Directors of TD Ameritrade Holding Corporation (the “Company”) approved an amendment to its Long-Term Incentive Plan (the “LTIP”) to permit the “clawback” of awards granted pursuant to the LTIP. Under these clawback provisions, a participant’s rights, payments and benefits pursuant to awards granted through the LTIP may be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events.
The foregoing is qualified in its entirety by reference to the LTIP, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Form of Restricted Stock Unit Agreement
On February 24, 2010, the Committee approved a new form of restricted stock unit agreement (“RSU Agreement”) which may be used for future grants of restricted (“RSUs”) stock units under the LTIP.
The RSU Agreement includes a provision for the forfeiture or repayment of restricted stock units in connection with certain events (also known as a “clawback”). Pursuant to the terms of the RSU Agreement, if the Committee determines in its sole discretion (but acting in good faith) that a Clawback Event (as defined below) has occurred at any time that the recipient of the RSUs (referred to as the “grantee”) is an employee of the Company and such determination is made within three years of the RSU grant date, then the Committee has discretion to take any of the following actions with respect to the grantee’s RSUs:
•	cause the balance of unvested RSUs to be forfeited and transferred to the Company at no cost to the Company;

•	any shares of Company common stock issued in connection with vested RSUs that have not been sold or disposed of by the grantee may be forfeited by the grantee and transferred to and reacquired by the Company at no cost to the Company or

•	any gain obtained from the disposition by the grantee of shares of Company common stock issued in connection with vested RSUs will be paid to the Company.
If the grantee refuses to remit the shares or gain to the Company, the Company may recover the value by reducing future payments of compensation. If the Company reasonably believes a Clawback Event has occurred, the Company may restrict the grantee’s ability to sell or transfer any shares of Company common stock pending a final determination by the Committee. The clawback provisions will apply to a grantee regardless of any written agreement between the grantee and the Company, such as employment agreements or severance agreements. The Committee also retains the discretion to limit the recovered amounts in certain situations.
For purposes of the RSU Agreement, a “Clawback Event” means one or more of the following: (i) any of the Company’s financial statements are required to be restated resulting from fraud or willful misconduct of the grantee or any other person, provided that the grantee knew or should have known of such fraud or willful misconduct or (ii) any act of fraud, negligence or breach of fiduciary duty by the grantee or any other person, provided that the grantee knew or should have known of such fraud, negligence, or breach of fiduciary duty, resulting in material loss, damage or injury to the Company.
The foregoing is qualified in its entirety by reference to the form of RSU Agreement, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to the Management Incentive Plan
On February 24, 2010, the Committee approved an amendment to the Company’s Management Incentive Plan (“MIP”) to include clawback provisions materially similar to those contained in the RSU Agreement and discussed above, and, in addition, similar clawback provisions with respect to cash awards under the MIP.
The foregoing is qualified in its entirety by reference to the MIP, a copy of which is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	TD AMERITRADE Holding Corporation Long-term Incentive Plan

10.2	TD AMERITRADE Holding Corporation Form of RSU Agreement

10.3	TD AMERITRADE Holding Corporation Management Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: March 1, 2010	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	TD AMERITRADE Holding Corporation Long-term Incentive Plan

10.2	TD AMERITRADE Holding Corporation Form of RSU Agreement

10.3	TD AMERITRADE Holding Corporation Management Incentive Plan